Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Form S-8 No. 333-277408 pertaining to the 2021 Omnibus Incentive Plan and the 2021 Employee Share Purchase Plan of Robinhood Markets, Inc.,
(2)Form S-8 No. 333-270062 pertaining to the 2021 Omnibus Incentive Plan and the 2021 Employee Share Purchase Plan of Robinhood Markets, Inc.,
(3)Form S-8 No. 333-262968 pertaining to the 2021 Omnibus Incentive Plan and the 2021 Employee Share Purchase Plan of Robinhood Markets, Inc., and
(4)Form S-8 No. 333-258250 pertaining to the 2021 Omnibus Incentive Plan, the 2021 Employee Share Purchase Plan, the 2020 Equity Incentive Plan, and the Amended and Restated 2013 Stock Plan of Robinhood Markets, Inc.

of our reports dated February 18, 2025, with respect to the consolidated financial statements of Robinhood Markets, Inc. and the effectiveness of internal control over financial reporting of Robinhood Markets, Inc. included in this Annual Report (Form 10-K) of Robinhood Markets, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
San Jose, California
February 18, 2025